Exhibit 99.1

This AMENDMENT TO THE REPLACEMENT CAPITAL COVENANTS, dated as of August 23, 2012 (this “Amendment”), is made by American International Group, Inc., a Delaware corporation (together with its successors and assigns, including any entity surviving or resulting from a merger, consolidation, binding share exchange, sale, lease or transfer of all or substantially all of the assets or other business combination, the “Corporation”), and amends each of the Replacement Capital Covenants of the Corporation set forth on Schedule I (each, a “Replacement Capital Covenant”), in favor of and for the benefit of each Covered Debtholder (as defined in such Replacement Capital Covenant).a

RECITALS

WHEREAS, the Corporation has issued the eight series of Junior Subordinated Debentures set forth in Schedule I and entered into a Replacement Capital Covenant in connection with each such series;

WHEREAS, the Corporation desires to amend certain provisions of each Replacement Capital Covenant pursuant to Section 4(b) thereof;

WHEREAS, the Corporation’s 2.375% Subordinated Notes due 2015 (the “Subordinated Notes”), issued under the Subordinated Debt Securities Indenture, dated as of the date hereof, as supplemented by the First Supplemental Indenture, dated as of the date hereof (the “First Supplemental Indenture”), each between the Corporation and The Bank of New York Mellon, as trustee, have become the Covered Debt (as defined in each Replacement Capital Covenant) under each Replacement Capital Covenant, effective as of the date hereof; and

WHEREAS, pursuant to the terms of the First Supplemental Indenture, the Corporation has received the requisite consent of the holders of the Covered Debt under each Replacement Capital Covenant to effect this Amendment.

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows:

Amendments to the Replacement Capital Covenants. Each Replacement Capital Covenant is hereby amended as follows:

Section 2 and Section 3 of such Replacement Capital Covenant are hereby deleted in their entirety.

Section 4(a) of such Replacement Capital Covenant is hereby amended by replacing clause (i) and (iii) with the following:

“(i) the date determined by the Corporation following the maturity or earlier redemption, repayment or repurchase of all the outstanding Covered Debt or”

“(iii) the date on which there is no series of Covered Debt outstanding”

and by deleting the last sentence of such Section 4(a).

Section 4(b) of such Replacement Capital Covenant is hereby amended by replacing clause (iii) with the following:

“(iii) there is no series of Covered Debt outstanding”.

Section 5(b) of such Replacement Capital Covenant is hereby amended by deleting the following text:

“and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt”.

Schedule I to such Replacement Capital Covenant is hereby amended by replacing the definition of “Covered Debt” with the following:

“‘Covered Debt’ means the Corporation’s 2.375% Subordinated Notes due 2015, which have CUSIP No. 026874CV7.”

Instruments to Be Read Together. This Amendment is executed as and shall constitute an amendment to each Replacement Capital Covenant, and each such Replacement Capital Covenant and this Amendment shall henceforth be read together.

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Executive Vice President and Treasurer

SCHEDULE I

Replacement Capital Covenant, dated as of March 13, 2007, in connection with the Corporation’s 6.25% Series A-1 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of March 15, 2007, in connection with the 5.75% Corporation’s Series A-2 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of March 15, 2007, in connection with the 4.875% Corporation’s Series A-3 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of June 7, 2007, in connection with the Corporation’s 6.45% Series A-4 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of December 18, 2007, in connection with the Corporation’s 7.70% Series A-5 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of May 20, 2008, in connection with the Corporation’s 8.175% Series A-6 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of May 22, 2008, in connection with the Corporation’s 8.000% Series A-7 Junior Subordinated Debentures.

Replacement Capital Covenant, dated as of May 22, 2008, in connection with the Corporation’s 8.625% Series A-8 Junior Subordinated Debentures.